Exhibit 99.1

Worksport Ltd. Announces Second Soft Cover Factory and Increases Production in Buffalo, New York

West Seneca, New York, January 11, 2024 – Worksport Ltd. (Nasdaq: WKSP; WKSPW) (“Worksport” or the “Company”) is announcing today plans to expand soft folding tonneau cover production to a second overseas factory. With its current overseas factory already at fully capacity. This is in anticipation of expected additional demand as Worksport begins to ramp up sales efforts within the USA and Canada.

In line with this growth, the Company is also ramping up production capacity for its hard folding tonneau covers at its state-of-the-art facility in Buffalo, New York. This increase in manufacturing capacity is to meet the market demand for its products.

“We are excited to expand our manufacturing capabilities globally,” said Steven Rossi, CEO of Worksport. “The new overseas factory is expected to leverage our existing expertise in producing high-quality soft folding covers, ensuring we meet the strong demand swiftly and efficiently.”

Worksport’s commitment to innovation and quality is evident in its recent developments. The SOLIS Solar Cover and the COR Battery System are fully under development, and management expects that they will set a new standard in the automotive aftermarket by combining eco-friendliness with practicality. These products not only may offer additional mileage for EV pickups but also embody Worksport’s dedication to sustainable and renewable energy solutions. Moreover, the COR Battery System can be utilized independently of a pickup truck. Management anticipates sharing exciting updates on both SOLIS and COR Systems soon.

“We believe in constant innovation and adapting to our customer’s needs,” added Steven Rossi. “Our expansion in China and the production boost in our Buffalo facility are just the beginning. We are eager to redefine the truck accessory market while contributing to a greener future.”

Production at a second factory overseas is a testament to Worksport’s global vision and operational excellence. With this expansion, Worksport is not only addressing the immediate market needs but also solidifying its position in the automotive aftermarket and green tech industry.

For further information, please visit Worksport’s official website for investors at investors.worksport.com.

About Worksport

Worksport Ltd. (Nasdaq: WKSP; WKSPW), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), Hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. Terravis Energy’s website is terravisenergy.com. For more information, please visit investors.worksport.com.

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Please follow the Company’s social media accounts on X (previously Twitter), Facebook, LinkedIn, YouTube, and Instagram (collectively, the “Accounts”), the links of which are links to external third party websites, as well as sign up for the Company’s newsletters at investors.worksport.com. The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third party websites other than content published by the Company.

Worksport strives to provide frequent updates of its operations to its community of investors, clients, and customers to maintain the highest level of visibility.

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Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts. The Company also uses the Accounts to announce Company news and other information. The information shared on the Accounts could be deemed to be material information. As a result, the Company encourages investors, the media, and others to review the information the Company publishes on the Accounts.

In order to comply with Regulation FD, the Company does not selectively disclose material non-public information on any Account. If there is any significant financial information, it is the policy of the Company to release it broadly to the public through a press release or SEC filing prior to publishing it on one of the Accounts.

For additional information, please contact: Steven Obadiah, Investor Relations,Worksport Ltd.T: 1 (888) 554 8789 E: investors@worksport.com W:www.worksport.com

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “project,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.